Exhibit 15.1

Our ref	SSY/683638-000001/7020227v1
Direct tel	+852 3690 7498
Email	sophie.yu@maplesandcalder.com

Sungy Mobile Limited

Floor 17, Tower A, China International Center

No. 33 Zhongshan 3rd Road

Yuexiu District, Guangzhou 510055

People’s Republic of China

29 April 2014

Dear Sir

Re: Sungy Mobile Limited

We have acted as legal advisors as to the laws of the Cayman Islands to Sungy Mobile Limited, an exempted limited liability company registered in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended December 31, 2013.

We hereby consent to the reference of our name under the headings “Item 10. Additional Information – B. Memorandum and Articles of Association – Voting Rights” and “Item 10. Additional Information – B. Memorandum and Articles of Association – General Meetings of Shareholders” in the Form 20-F.

Yours faithfully

/s/ Maples and Calder

Maples and Calder